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                                                                EXHIBIT 99.5

                                     PROXY
                          KEARNS-TRIBUNE CORPORATION
          Special Meeting of Stockholders -- to be held July 31, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Stockholders (the "Special Meeting") of Kearns-Tribune Corporation, a Utah corporation ("KT") and the Proxy Statement/Prospectus delivered to the undersigned in connection therewith, and (b) appoints ______________________ and _____________________ and each of them, individually, as the attorney, agent and proxy of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to vote upon and act, as designated below, with respect to all of the shares of Common Stock, no par value per share of KT ("KT Common Stock") standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Special Meeting and at any adjournment or postponement thereof.

     1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of April 18, 1997 (together with the exhibits (including a related management agreement and option agreement) and schedules thereto, the "Merger Agreement"), among Tele-Communications, Inc. a Delaware corporation ("TCI"), TCI KT Merger Sub, Inc., a Utah corporation ("Merger Sub"), and KT. Pursuant to the Merger Agreement, (a) Merger Sub will be merged with and into KT, with KT as the surviving corporation (the "Merger") and, in connection therewith, (b) each share of KT Common Stock outstanding immediately prior to the Effective Time (as defined in the Merger Agreement)(other than such shares as to which dissenters' rights are demanded and perfected under Utah law) will be converted into the right to receive, and will be exchangeable for, a number of shares of Tele-Communications, Inc. Series A TCI Group Common Stock, $1.00 par value per share, of TCI (the "TCI Group Series A Common Stock") equal to the Merger Consideration (as defined in the Merger Agreement). The terms of the Merger Agreement and the TCI Group Series A Common Stock are described in detail in the accompanying Proxy Statement/Prospectus, and the full text of the Merger Agreement (exclusive of most of the Exhibits and Schedules) is included as Appendix I thereto.

           [_]FOR                     [_]AGAINST               [_]ABSTAIN

     The Board of Directors recommends a vote FOR the approval and adoption of the Merger Agreement and the Merger.

     2. In their discretion, upon any other matter which may properly come before the Special Meeting or any adjournment or postponement thereof.


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     THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT.

     Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

DATED:              , 1997
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                                        Signature


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                                        Signature if held jointly

     (Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)